Exhibit 99.1

April 29, 2020

Coral Gables, Fla.,  April 29, 2020   -- Professional Holding Corp. [NASDAQ: PFHD], the parent company of Professional Bank, today announced that it plans to release its first quarter fiscal year 2020 financial results after the market close on Wednesday,  May 15, 2020.

In its announcement, the Company stated that it plans to initiate conference calls regarding its quarterly performance beginning with the release of second quarter earnings in August 2020.